UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 31, 2012

Warwick Valley Telephone Company
(Exact name of registrant as specified in its charter)

New York	1-35724	14-1160510
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

47 Main Street, Warwick, New York		10990
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	845-986-8080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2012, Warwick Valley Telephone Company (the “Company”) entered into an Amended and Restated Master Loan Agreement (the “Restated MLA”) and an Amended and Restated Third Supplement to the Restated MLA (“Restated Third Supplement”) with CoBank, ACB (“CoBank”). The Company’s obligations under the Restated MLA and the Restated Third Supplement are now secured by a pledge of all of the equity of the Company’s wholly-owned subsidiaries and guaranteed by all of the Company’s wholly-owned subsidiaries except for Warwick Valley Telephone Restructuring Company LLC (“New Telco”). New Telco entered into a negative pledge agreement with CoBank whereby New Telco agreed not to pledge any of its assets as collateral or permit a lien to be placed on any of its assets. In connection with the Restated MLA, CoBank consented to the Company’s restructuring as previously disclosed on Form 8-Ks filed with the Securities and Exchange Commission on November 1, 2012 and July 13, 2012.

A copy of the Restated MLA and Restated Third Supplement are attached hereto as Exhibits 10.1 and 10.2.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Master Loan Agreement, dated as of October 31, 2012, by and between CoBank, ACB and Warwick Valley Telephone Company.
10.2	Amended and Restated Third Supplement to the Amended and Restated Master Loan Agreement, dated as of October 31, 2012, by and between CoBank, ACB and Warwick Valley Telephone Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warwick Valley Telephone Company

Dated: November 6, 2012	By:	/s/ Duane W. Albro
Duane W. Albro
Chief Executive Officer